UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:
May 13, 2011

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308

(State or other jurisdiction of incorporation)

	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota		55445
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (763) 392-6200

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01  Other Events.

On May 13, 2001, the Company and News America Marketing In-Store, LLC (“News America”), appeared before Magistrate Judge Boylan in U.S. District Court in Minneapolis, Minnesota, and presented arguments on the terms to be included in the definitive agreement under which the Company will sell signs with price into News America’s network of retailers.  The Settlement Agreement entered into between the Company and News America on February 9, 2011, included a term sheet for the definitive agreement.  The parties have been negotiating since that date, but have not been able to agree on the terms of the definitive agreement.

On May 13, 2011, the Magistrate Judge directed the parties to send him proposed language and written submissions by Wednesday, May 18, 2011.  The Magistrate Judge will then rule on the wording for each provision on which the parties cannot agree.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: May 16, 2011	By	/s/ Scott F. Drill
Scott F. Drill, President and Chief Executive Officer